EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-236867) pertaining to the Gannett Co., Inc. 2020 Omnibus Incentive Compensation Plan and the Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan of Gannett Co., Inc.,

(2) Registration Statement (Form S-8 No. 333-251972) pertaining to the Gannett Co., Inc. Performance Restricted Stock Unit Grant Agreement of Gannett Co., Inc., and

(3) Registration Statement (Form S-8 No. 333-272656) pertaining to the Gannett Co., Inc. 2023 Stock Incentive Plan;

of our report dated February 23, 2023 (except for the recast 2022 segment information disclosed in Note 14, as to which the date is February 20, 2025) with respect to the consolidated financial statements of Gannett Co., Inc. included in this Annual Report (Form 10-K) of Gannett Co., Inc. for the year ended December 31, 2024
/s/ Ernst & Young LLP

Tysons, Virginia
February 20, 2025